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The Board of Directors and Stockholders
NetGravity, Inc.:

    When the reverse stock split referred to in Note 8 of the Notes to Consolidated Financial Statements has been consummated, we will be in a position to render the following consent.

                                          KPMG PEAT MARWICK LLP

                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
NetGravity, Inc.:

    We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


San Francisco, California
April 30, 1998